UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 28, 2020

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (702) 796-6363

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Reference is made to the order of the U.S. Securities and Exchange Commission, dated March 25, 2020: Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies (Release No. 34-88465)(the “Order”). The Order extends the deadlines for filing certain reports made under the Securities Exchange Act of 1934 (the “Exchange Act”), including quarter reports on Form 10-K, for registrants subject to the reporting obligations under the Exchange Act that have been impacted by the novel coronavirus disease, COVID-19, and which reports have filing deadlines between March 1 and July 1, 2020.

In accordance with the provisions of the Order, DLT Resolution, Inc. (“DLT” or the “Company”) hereby provides notice that the Company will be relying on the Order because it is unable to meet its filing deadline for its Quarterly Report on Form 10-Q, due on May15, 2020. The Company is headquartered in the State of Nevada. On March 12, 2020 a state of emergency was declared within the entire state of Nevada, (the “Declaration”). The Declaration and subsequent amendments recommend “social distancing” in the workplace and certain other measures to prevent the further spread of COVID-19. Due to these measures and recommendations, and to protect employees from the spread of COVID-19, the Company has encouraged or mandated that employees work remotely. As a result of these measures, the routine efforts of the Company’s accounting and finance personnel to prepare the Company’s financial statements and disclosures have taken a greater amount of time and the Company is unable to finalize and file its Quarterly Report on Form 10-K on a timely basis. The Company estimates that it will be able to file its Quarterly Report on Form 10-Q by no later than June 15, 2020.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: May 28, 2020	By:	/s/ John S. Wilkes
	Name:	John S. Wilkes
	Title:	President and Chief Executive Officer

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